Exhibit 10.1

VOTING AGREEMENT	CONTRATO DE COMPROMISOS RELATIVOS AL VOTO
In New York, on 6 June 2010,	En Nueva York, a 6 de junio de 2010,
PARTIES	LAS PARTES
I. TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. (“Talecris”), a Delaware company, with registered address at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, United States of América; and

I.            TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. (“Talecris”), una sociedad de Delaware, con domicilio social en 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, Estados Unidos de América; y

II. The person identified in Annex 1 (the “Shareholder”).	II. La persona identificada en el Anexo 1 (el “Accionista”).
Talecris and the Shareholder shall be hereinafter referred to, jointly, as the “Parties” and, each of them, as a “Party”.	Talecris y el Accionista serán referidos, conjuntamente, como las “Partes” y cada uno de ellos como una “Parte”.
WHEREAS	EXPONEN

I.          Talecris and GRIFOLS, S.A. (“Grifols”), a Spanish company, with registered address at Jesús y María, 6, 08022, Barcelona, and Spanish tax identification number A-58389123, have on this date entered into an agreement (the “Transaction Agreement”) by virtue of which, subject to the satisfaction of certain conditions precedent, (A) Grifols shall acquire through a merger of Talecris with GRIFOLS, INC. (“Grifols US”) the total ordinary share capital of Talecris and, in exchange, (B) Grifols shall deliver to the holders of shares in Talecris (i) newly-issued non-voting shares in Grifols (the “Grifols Non-Voting Shares”) and (ii) a cash consideration (the foregoing transactions, with the terms set forth for them in the Transaction Agreement, the “Transaction”);

I.            Que Talecris y GRIFOLS, S.A. (“Grifols”), una sociedad española, con domicilio social en Jesús y María, 6, 08022, Barcelona, y número de identificación fiscal español A-58389123, han suscrito en esta fecha un contrato (el “Contrato de Compraventa”) en virtud del cual, una vez se cumplan determinadas condiciones suspensivas, (A) Grifols adquirirá a través de la fusión de Talecris con GRIFOLS, INC. (“Grifols US”) la totalidad del capital social ordinario de Talecris y, como contraprestación, (B) Grifols transmitirá a los titulares de las acciones de Talecris (i) acciones sin voto de nueva emisión de Grifols (las “Acciones Sin Voto de Grifols”) y (ii) una contraprestación dineraria (las anteriores operaciones, con los términos que para ellas se establecen en el Contrato de Compraventa, la “Operación”);

II.        The issuance and delivery of the Grifols Non-Voting Shares forming part of the Transaction will require, inter alia: (A) the amendment of Article 6 of the By-laws (estatutos sociales) of Grifols and the inclusion of a new Article 6 bis in the By-laws (estatutos sociales) of Grifols (all in the terms set forth in Annex 2) to provide for the issuance and the terms of the Grifols Non-Voting Shares (together with the adoption of those other resolutions, other than the Capital Increase required to be passed by the general shareholders meeting of Grifols under the Transaction Agreement, the “By-laws Amendment”) and (B) the approval of a capital increase in Grifols through the issuance of Grifols Non-Voting Shares pursuant to Article 153.1.a) of the Spanish Public Companies Law (Ley de Sociedades Anónimas) (“LSA”) against a contribution as established in the Transaction Agreement, and the listing (i) of the Non-Voting Shares issued in the capital increase in the Spanish Stock Exchanges and the Spanish Automated Quotation System (Sistema de Interconexión Bursátil Español) and (ii) of the American Depositary Shares representing the Non-Voting Shares issued in the capital increase on the NASDAQ Stock Market (the “Capital Increase”);

II.          Que la emisión y entrega de las Acciones Sin Voto de Grifols que forma parte de la Operación requerirá, entre otras cosas: (A) la modificación del artículo 6 de los estatutos sociales de Grifols y la introducción de un nuevo artículo 6 bis en los estatutos sociales de Grifols (todo ello en los términos señalados en el Anexo 2) para prever la emisión de las Acciones Sin Voto de Grifols y establecer los términos de éstas (junto con los otros acuerdos sociales distintos del Aumento de Capital que deben adoptarse por la junta general de accionistas de Grifols conforme al Contrato de Compraventa, la “Modificación Estatutaria”) y (B) que se acuerde el aumento de capital de Grifols mediante la emisión de Acciones Sin Voto de Grifols conforme al artículo 153.1.a) de la Ley de Sociedades Anónimas (“LSA”) con una contraprestación según lo establecido en el Contrato de Compraventa, así como la admisión a cotización (i) de las Acciones Sin Voto que se emitan en ese aumento en las Bolsas de Valores españolas y en el Sistema de Interconexión Bursátil Español y (ii) de los American Depositary Shares representativos de las Acciones Sin Voto que se emitan en ese aumento en el mercado de valores NASDAQ (el “Aumento de Capital”);

III.      The Shareholder represents and warrants to Talecris (i) that he/she/it is the sole legal and beneficial owner of the shares in Grifols set out opposite his/her/its name in Annex 1, and (ii) that such shares are free from any charge, lien, or encumbrance and not subject to any third-party right;

III.        El Accionista declara y garantiza a Talecris (i) que es el propietario y beneficiario único y pleno de las acciones de Grifols que se indican junto a su nombre en el Anexo 1, y (ii) que esas acciones se encuentran libres de toda carga o gravamen y no sujetas a ningún derecho de terceros;

IV.     Simultaneously with this Agreement, Talecris is on this same date entering into agreements in terms similar to this Agreement in all material respects with other shareholders of Grifols identified in Annex 3 (the “Other Shareholders” and the “Other Grifols’ Shareholders Voting Agreements” and, together with the Shareholder and this Agreement, the “Grifols’ Shareholders” and the “Grifols’ Shareholders Voting Agreements”);

IV.       Que, simultáneamente con la firma de este Contrato, Talecris suscribe en esta misma fecha contratos en términos similares a este Contrato en todos sus aspectos sustanciales con los otros accionistas de Grifols identificados en el Anexo 3 (los “Otros Accionistas” y los “Contratos Relativos al Voto con los Otros Accionistas de Grifols” y, junto al Accionista y este Contrato, los “Accionistas de Grifols” y los “Contratos Relativos al Voto con los Accionistas de Grifols”);

V. As an essential condition for Talecris agreeing to enter into the Transaction Agreement, Talecris has requested from the Shareholder that he/she/it enters into this Agreement.	V. Que, como condición esencial para que Talecris suscribiese el Contrato de Compraventa, Talecris ha solicitado al Accionista que suscriba el presente Contrato.
NOW THEREFORE, based upon the foregoing, the Parties have agreed to enter into this agreement (the “Agreement”) and to abide by the provisions set forth in the following,	EN ATENCIÓN A LO ANTERIOR, las Partes han decidido celebrar el presente contrato (el “Contrato”) prestando su consentimiento a las siguientes,
CLAUSES	CLÁUSULAS
1. VOTING AND COOPERATION OBLIGATIONS

1.        ObligaciOnES de cooperación Y VOTO

1.1. Voting in the general shareholders meeting of Grifols

1.1.   Votación en la junta general de accionistas de Grifols

The Shareholder hereby agrees to:	El Accionista se obliga a:
(A) attend (in person or by proxy) all the general shareholders meetings of Grifols convened during the term of this Agreement;	(A) asistir (personalmente o mediante representante) a todas las juntas generales de accionistas de Grifols convocadas durante la vigencia de este Contrato;

(B)     vote (in person or by proxy) all his/her/its shares in Grifols for the approval of the By-laws Amendment and the Capital Increase in all the general shareholders meetings of Grifols convened during the term of to this Agreement; and

(B)     votar (personalmente o mediante representante) todas sus acciones de Grifols a favor de la aprobación de la Modificación Estatutaria y del Aumento de Capital en todas las juntas generales de accionistas de Grifols convocadas durante la vigencia de este Contrato; y

(C)     vote (in person or by proxy) all his/her/its shares in Grifols in all the general shareholders meetings of Grifols convened during the term of this Agreement against the approval of any resolutions that (i) would be incompatible with the By-laws Amendment or the Capital Increase or (ii) if approved, would interfere with, delay or prevent the consummation of the Transaction.

(C)     votar (personalmente o mediante representante) todas sus acciones de Grifols en todas las juntas generales de accionistas de Grifols convocadas durante la vigencia de este Contrato en contra de la aprobación de cualquier acuerdo (i) que sea incompatible con la Modificación Estatutaria o el Aumento de Capital o (ii) que, de aprobarse, interferiría, retrasaría o impediría la consumación de la Operación.

1.2. Lock-up on shares in Grifols

1.2.   Mantenimiento de las acciones en Grifols

The Shareholder hereby agrees, with respect to the shares in Grifols he/she/it holds, to:	El Accionista se obliga, respecto de las acciones en Grifols de que es titular, a:
(A) continue to be the sole legal and beneficial owner of the shares in Grifols set out opposite his/her/its name in Annex 1;	(A) continuar siendo el propietario y beneficiario único y pleno de las acciones de Grifols que se indican junto a su nombre en el Anexo 1;
(B) keep the shares in Grifols he/she/it holds free from any charge, lien, or encumbrance and not subject to any third-party right;	(B) mantener las acciones de Grifols de las que es titular libres de toda carga o gravamen y no sujetas a ningún derecho de terceros;
(C) not to transfer nor dispose of the shares in Grifols he/she/it holds nor to allow for such transfer or disposal, neither directly nor indirectly; and	(C) no transmitir ni disponer de las acciones de Grifols de las que es titular ni permitir en modo alguno su transmisión o disposición, ni directa ni indirectamente; y
(D) not to agree, irrevocably or subject to any conditions, to undertake any of the transactions referred to below with respect the shares it holds in Grifols.

(D)     no obligarse, ni irrevocablemente ni aunque la obligación quede sometida al cumplimiento de condiciones, a realizar ninguna de las anteriores operaciones respecto de las acciones de Grifols de las que es titular.

Notwithstanding the foregoing Sections 1.2.(A), 1.2.(B), 1.2.(C) or 1.2.(D), the Shareholder shall have the right, in its sole discretion, to effectuate a Permitted Transfer. For purposes of this Agreement, a “Permitted Transfer” means a direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition of the shares of a Shareholder to (i) an affiliate of the Shareholder (provided such affiliate shall remain an affiliate of the Shareholder at all times following such Permitted Transfer), (ii) a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Shareholder, or (iii) any trust, the trustees of which include only the Shareholder or the persons named in clause (ii) and the beneficiaries of which include only the Shareholder or the persons named in clause (ii); provided, however, that prior to the effectiveness of any such disposition, any and all such transferees, assignees, or beneficiaries of the pledge or disposal executes and delivers to Talecris a written agreement, in form and substance acceptable to Talecris, to assume all of the Shareholder’s obligations hereunder in respect of the securities subject to such disposition and to be bound by the terms of this Agreement, with respect to the securities subject to such disposition, to the same extent as the Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as the Shareholder shall have made hereunder. A Permitted Transfer shall not relieve the Shareholder from its obligations under this Agreement if, following the Transfer, the Shareholder retains any interest in the shares transferred (e.g. a pledge). The Shareholder hereby agrees to be jointly and severally liable with any person to whom he/she/it effects a Permitted Transfer for any breach by any such transferee of his/her/its obligations under this Agreement.

No obstante lo dispuesto en las Cláusulas 1.2.(A), 1.2.(B), 1.2.(C) o 1.2.(D) anteriores, el Accionista tendrá derecho, a su entera discreción, a realizar una Transmisión Permitida. A lo efectos de este Contrato una “Transmisión Permitida” significa una venta, transmisión, cesión, prenda, gravamen o cualquier otra disposición directa o indirecta de las acciones de un Accionista a favor de (i) una entidad perteneciente al grupo del Accionista (siempre y cuando dicha entidad permanezca como una entidad del grupo del Accionista en todo momento con posterioridad a dicha Transmisión Permitida), (ii) un descendiente, heredero, ejecutor, administrador, albacea testamentario o legatario del Accionista, o (iii) cualquier fideicomiso, cuyos fideicomisarios incluyan sólo al Accionista o a las personas nombradas en el apartado (ii), y cuyos beneficiarios incluyan solo al Accionista o a las personas nombradas en el apartado (ii); siempre y cuando, con anterioridad a la eficacia de una transmisión cualquiera de las antes referidas, todos y cada uno de los adquirentes, cesionarios, acreedores pignoraticios o beneficiarios de la transmisión suscriban y entreguen a Talecris un acuerdo por escrito, en forma y sustancia aceptable por Talecris, en virtud del cual asuman todas las obligaciones del Accionista anteriores en relación a los acciones objeto de transmisión, y se obligue de conformidad con los términos del presente Contrato en relación a los acciones objeto de transmisión de la misma forma en que el Accionista, y realice en la misma forma que el Accionista cada una de las manifestaciones y garantías contenidas en este Contrato en relación a los acciones objeto de transmisión. Las Transmisiones Permitidas que supongan que, una vez realizadas, el Accionista mantiene un derecho o interés sobre los acciones transmitidos no liberarán al Accionista de sus obligaciones conforme a este Contrato (p.ej. una prenda). El Accionista será responsable solidario, con todas las personas a las que transmita acciones en una Transmisión Permitida, por cualquier incumplimiento de las obligaciones de esas personas conforme a este Contrato.

2. TERM

2.        DURACIÓN

The obligations of the Shareholder under Section 1 of this Agreement shall be in force until the earlier of the following dates:	Las obligaciones del Accionista conforme a la Cláusula 1 de este Contrato estarán en vigor hasta la primera de las siguientes fechas:
(A) The date on which the Transaction is consummated pursuant to the Transaction Agreement; and	(A) La fecha en que se consume la Operación conforme al Contrato de Compraventa; y
(B) The date on which the Transaction Agreement is terminated in accordance with its terms.	(B) La fecha en que el Contrato de Compraventa quede sin efecto de acuerdo con lo previsto en él.

The arrival of any such dates or the termination of the Transaction Agreement shall not affect (i) the ability of Talecris to claim for any damages or losses suffered by Talecris due to breaches by the Shareholder, occurring through the earlier of such dates, of his/her/its obligations hereunder nor (ii) the applicability of Sections 3 and 4, which shall continue to be in force until all obligations by the Parties under this Agreement have been fulfilled.

El transcurso de las anteriores fechas o el hecho de que el Contrato de Compraventa quede sin efecto no afectará (i) al derecho de Talecris de reclamar cualesquiera daños y perjuicios sufridos por Talecris debido a incumplimientos del Accionista ocurridos hasta la primera de esas fechas de las obligaciones establecidas para éstos en este Contrato ni (ii) a la vigencia de las Cláusulas 3 y 4, que permanecerán en vigor hasta que queden íntegramente cumplidas las obligaciones de las Partes conforme a este Contrato.

3. MISCELLANEOUS

3.        MISCELÁNEA

3.1. Language

3.1.   Idioma

This Agreement is executed in Spanish and English. In the event of any discrepancy between the two versions, the English version shall prevail over the Spanish one.	Este Contrato se suscribe en español e inglés. En caso de que existiese cualquier discrepancia entre ambas versiones, prevalecerá la versión inglesa sobre la española.
3.2. No assignment

3.2.   No cesión

This Agreement shall apply to, inure to the benefit of, and be binding upon and enforceable against the Parties (and their assignees permitted hereunder and their legal successors) only.

Este Contrato será de aplicación, vinculará y beneficiará únicamente a las Partes (y sus respectivos cesionarios permitidos conforme a este Contrato o sucesores) y su cumplimiento podrá ser exigido únicamente a las Partes (y sus respectivos cesionarios permitidos conforme a este Contrato o sucesores).

Except in connection with a Permitted Transfer, any assignment of rights or obligations hereunder by any Party will require the prior written consent of the other Parties, except that assignments of rights or obligations by Talecris to any wholly-owned subsidiary of Talecris shall not require the consent of the Parties other than Talecris if the Talecris remains jointly and severally liable with the relevant subsidiary with respect to the obligations assigned to such subsidiary.

Salvo en el caso de una Transmisión Permitida, cualquier cesión de derechos u obligaciones derivados de este Contrato por una Parte requerirá el consentimiento previo por escrito de las otras Partes excepto por cesiones de derechos u obligaciones realizadas por Talecris a cualquier filial íntegramente participada de Talecris, que no requerirán el consentimiento de las Partes distintas de Talecris siempre que Talecris permanezca obligado solidariamente con la filial de que se trate respecto del cumplimiento de las obligaciones cedidas.

3.3. Further assurance

3.3.   Actuaciones complementarias

Each Party agrees that it will, at the request and expense of the requesting Party, execute and deliver such documents, including all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as the other Party hereto, acting reasonably, may from time to time request to be executed or done in order to evidence better or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

Cada Parte se obliga a que, a solicitud y a costa de la Parte requirente, suscribirá y otorgará aquellos documentos, incluyendo sin limitación alguna cualesquiera documentos de transmisión y consentimiento, y realizará cualesquiera otros actos que la otra Parte pudiera razonablemente solicitar en cualquier momento al objeto de acreditar mejor, perfeccionar o dar efecto a cualquier disposición o previsión del presente Contrato o de cualquier otro contrato o documentación suscrita u otorgada en virtud de este Contrato o a cualquiera de las respectivas obligaciones que se pretenden crear en virtud de este Contrato o de esos contratos o documentos.

The Parties agree to take all actions, and to do all things necessary, proper or advisable to consummate and make effective, in the most expeditious practicable manner, the transactions contemplated hereby, including the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other competent authorities preventing consummation of the transactions contemplated hereby vacated or reversed.

Las Partes se comprometen a llevar a cabo todos los actos, así como a adoptar todas las medidas necesarias, adecuadas o aconsejables al objeto de consumar y perfeccionar, en la forma más rápida posible, las operaciones aquí previstas, incluyendo la defensa frente a cualesquiera procedimientos de cualquier naturaleza, judicial o administrativa, que pretendan limitar o atacar la validez y eficacia del presente Contrato o la consumación de las operaciones previstas en él, incluyendo el tomar medidas dirigidas a obtener el levantamiento o la anulación de cualquier medida cautelar dictada por cualquier tribunal o por cualquier otra autoridad competente que impida la consumación de las operaciones previstas en este Contrato.

3.4. Disclosure of this Agreement under Article 112 of the LMV

3.4.   Publicidad de este Contrato conforme al artículo 112 LMV

In spite of the agreements contained herein being temporary in nature and not addressed to establish a joint policy by any of the Parties on Grifols, the Parties agree to have this Agreement filed and communicated as required under Article 112 of the Spanish Securities Market Law (Ley del Mercado de Valores) as soon as practicable after the date hereof, with communications thereunder being delivered to Grifols, the Spanish Comisión Nacional del Mercado de Valores. and the Commercial Registry of Barcelona on the day following the date on which this Agreement is signed.

Si bien los acuerdos contenidos en este Contrato son de naturaleza temporal y no están destinados a establecer una política común por ninguna de las Partes respecto de Grifols, las Partes acuerdan depositar y comunicar tan pronto como sea posible el Contrato conforme a lo establecido en el artículo 112 de la Ley del Mercado de Valores, presentándose las comunicaciones conforme a ese artículo a Grifols, la Comisión Nacional del Mercado de Valores y el Registro Mercantil en la fecha siguiente a la de firma de este Contrato.

3.5. Entire Agreement. Severability

3.5.   Acuerdo íntegro. Nulidad parcial

It is expressly understood and agreed by the Parties that this Agreement contains the entire agreement between the Parties regarding the subject matter hereof and this Agreement supersedes any and all prior agreements, arrangements or understandings between the Parties relating to the subject matter of this Agreement. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.

Las Partes reconocen y acuerdan expresamente que este Contrato contiene el acuerdo completo entre las Partes en relación con su objeto y que este Contrato sustituye todos los acuerdos, convenios y pactos anteriores entre las Partes en relación con el objeto de este Contrato. No existen acuerdos, pactos o promesas orales que sean contrarios a los términos de este Contrato.

If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable under any applicable laws of any competent jurisdiction, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. The Parties shall nevertheless negotiate in good faith in order to agree the terms of mutually satisfactory provisions, achieving as closely as possible the same commercial effect, to be substituted for the provisions so found to be void or unenforceable.

En caso de que cualquiera de las disposiciones del presente Contrato sea o devenga nula, inválida o ineficaz de conformidad con la normativa aplicable de cualquier jurisdicción competente, la validez, legalidad o eficacia de las restantes disposiciones de este Contrato no se verán afectadas en modo alguno. Las Partes negociarán de buena fe con el fin de acordar disposiciones con términos mutuamente satisfactorios que reemplacen a aquéllas que sean o devengan nulas o ineficaces y cuyo efecto comercial sea el más cercano posible al de las disposiciones a que reemplazan.

Nothing in this Agreement prevents the Shareholder, if he/she/it is a Director of Grifols, from fulfilling his/her/its fiduciary duties as a Director of Grifols, but nothing shall relieve the Shareholder in its capacity as a shareholder in Grifols from fulfilling its obligations hereunder.

Las obligaciones asumidas en este Contrato no impiden al Accionista, si es que es administrador de Grifols, cumplir con sus deberes fiduciarios como administrador de Grifols, pero nada liberará al Accionista de cumplir con las obligaciones que asume como accionista de Grifols conforme a este Contrato.

3.6. Specific Performance

3.6.   Cumplimiento específico

The Parties expressly agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that indemnification for damages alone would not be an adequate remedy. Accordingly, and for the avoidance of any doubt, the Parties expressly acknowledge and agree that Talecris shall be entitled to seek and obtain specific performance from the Shareholder (in addition to any other remedies Talecris may be entitled to) (i) of the Shareholder obligations under this Agreement and (ii) to prevent any breach by the Shareholder of his/her/its obligations under this Agreement.

Las Partes reconocen y acuerdan expresamente que la falta de cumplimiento con los exactos términos de este Contrato y, en general, su incumplimiento podrían causar daños irreparables a las Partes y que la sola obtención de una indemnización por daños no sería un remedio adecuado. En consecuencia, y para evitar dudas, las Partes expresamente reconocen y acuerdan que Talecris tendrá derecho a exigir al Accionista, y obtener de éste, el cumplimiento específico (in natura) (que será adicional a cualquier otro remedio o acción a que tenga derecho Talecris) (i) de las obligaciones asumidas por éste en el Contrato y (ii) para evitar el incumplimiento de las obligaciones del Accionista conforme este Contrato.

3.7. Joint and several liability with, and guarantee of, the other Grifols’ Shareholders

3.7.   Solidaridad y garantía con los otros Accionistas de Grifols

The Shareholder agrees to be jointly and severally liable with the other Grifols’ Shareholders for the obligations of each such shareholder under each of the Grifols’ Shareholders Voting Agreements, and guarantees the exact and punctual fulfilment by such other Grifols’ Shareholders of their obligations under each of the Grifols’ Shareholders Voting Agreements.

The Shareholder represents and warrants that he/she/it knows the Grifols’ Shareholders Voting Agreements and, therefore, the obligations for which he/she/it is assuming liability hereunder.

In particular, without limitation to the foregoing, the Shareholder agrees to indemnify Talecris jointly and severally with the other Grifols’ Shareholders for any and all damages and losses suffered by Talecris as a consequence of any and all breach under any and all the Grifols’ Shareholders Voting Agreements, regardless of the damages and losses being attributable to the breach of one, several or all the Grifols’ Shareholders. As a consequence, the Shareholder may not raise as a defence or mitigating circumstance that any such damages and losses are not attributable or are not solely attributable to breaches of the Shareholder.

Nothing in this Agreement shall relieve any other Grifols Shareholders nor Grifols from liability for breach of the  other the Grifols’ Shareholders Voting Agreements or the Transaction Agreement.

Conversely, nothing in the other the Grifols’ Shareholders Voting Agreements nor in the Transaction Agreement shall relieve the Shareholder from liability for breach of this Agreement. In particular, without limitation, the liability of the Shareholder for damages and losses suffered by Talecris as a consequence of any breach by Grifols Shareholders shall not be extinguished by the payment or the coming due of the Parent Termination Fee (as this term is defined in the Transaction Agreement).

El Accionista acepta ser responsable solidario con los otros Accionistas de Grifols por las obligaciones a cargo de cada uno de esos accionistas en los Contratos Relativos al Voto con los Accionistas de Grifols, y garantiza el puntual y fiel cumplimiento por los otros Accionistas de Grifols de las obligaciones a cargo de éstos en los Contratos Relativos al Voto con los Accionistas de Grifols.

El Accionista declara conocer todos los Contratos Relativos al Voto con los Accionistas de Grifols y, por tanto, las obligaciones allí establecidas por las que asume responsabilidad en este apartado.

En particular, sin limitación a lo anterior, el Accionista se obliga a indemnizar a Talecris solidariamente con los otros Accionistas de Grifols todos y cualesquiera daños y perjuicios sufridos por Talecris como consecuencia de todo incumplimiento conforme a los Contratos Relativos al Voto con los Accionistas de Grifols, con independencia de que los daños y perjuicios sean atribuibles a uno, a varios o a todos los Accionistas de Grifols. En consecuencia, el Accionista no podrá alegar como defensa total o parcial que tales daños y perjuicios no son atribuibles o no son sólo atribuibles a incumplimientos del Accionista.

Nada en este Contrato liberará a los otros Accionistas de Grifols ni a Grifols de responsabilidad por incumplimiento de los otros Contratos Relativos al Voto con los Accionistas de Grifols o del Contrato de Compraventa.

Nada en los otros Contratos Relativos al Voto con los Accionistas de Grifols ni en el Contrato de Compraventa liberará al Accionista de responsabilidad por incumplimiento de este Contrato. En particular, sin limitación, la responsabilidad del Accionista por daños y perjuicios sufridos por Talecris como consecuencia de cualquier incumplimiento de los Accionistas de Grifols no se verá extinguida o eliminada por el pago o el devengo de la “Parent Termination Fee” (según se define éste término en el Contrato de Compraventa).

4. APPLICABLE LAW AND JURISDICTION

4.        LEY APLICABLE Y JURISDICCIÓN

(A)    Applicable law: This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws; provided however, that Sections 1 and 3.4 hereunder (and no other provisions) shall be governed by and enforced in accordance with the laws of the Kingdom of Spain, without regard to the principles of conflicts of laws.

(A)    Ley aplicable: Este Contrato se regirá, interpretará y cumplirá de acuerdo con el derecho del Estado de Delaware, con exclusión de cualesquiera normas de conflicto o de reenvío; si bien sus Cláusulas 1 y 3.4 (pero no ninguna otra disposición) se regirán, interpretarán y cumplirán de acuerdo con el derecho del Reino de España, con exclusión de cualesquiera normas de conflicto o de reenvío.

(B)     Exclusive jurisdiction: Each of the Parties hereby agrees that any claim, dispute or controversy (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise, and whether based on state, federal, foreign or any other law, including the laws of the Kingdom of Spain), arising out of, relating to or in connection with this Agreement or any of the transactions contemplated thereby, and including disputes relating to the existence, validity, breach or termination of this Agreement (any such claim, dispute or controversy being a “Covered Claim”), shall be submitted, heard and determined exclusively in the Court of Chancery of the State of Delaware and the appropriate appellate courts therefrom (the “Chancery Court”), and in no other; provided, however, that in the event the Chancery Court lacks subject matter jurisdiction over a Covered Claim, such claim shall be submitted, heard and determined exclusively in another state or federal court sitting in the state of Delaware and the appropriate appellate courts therefrom (an “Other Delaware Court”). Each of the Parties expressly agrees and acknowledges that the Delaware Chancery Court (or, if the Delaware Chancery Court lacks subject matter jurisdiction, an Other Delaware Court) is an appropriate and convenient forum for resolution of any and all Covered Claims, that it will not suffer any undue hardship or inconvenience if required to litigate in such court, and that such court is fully competent and legally capable of adjudicating any Covered Claim, expressly including Covered Claims governed by Spanish law. Each Party further represents that it has agreed to the jurisdiction of the Chancery Court (or, if the Delaware Chancery Court lacks subject matter jurisdiction, an Other Delaware Court) in respect of Covered Claims after being fully and adequately advised by legal counsel of its own choice concerning the procedures and laws applied in such courts and has not relied on any representation by any other party or its affiliates, representatives or advisors as to the content, scope or effect of such procedures and law, and will not contend otherwise in any proceeding in any court of any jurisdiction.

(B)     Jurisdicción exclusiva: Cada una de las Partes acuerda que cualquier reclamación, disputa o controversia (de cualquier tipo, sea basada en contrato, de tipo extracontractual, basada en normativa o de otro tipo, y con independencia de que sea fundada en derecho federal, estatal, extranjero o de cualquier otro tipo, incluyendo el derecho del Reino de España) que surja de este Contrato o cualquiera de operaciones en él contempladas o que tenga relación o conexión con este Contrato o cualquiera de las operaciones en él contempladas, e incluyendo las disputas relativas a la existencia, validez, incumplimiento o terminación de este Contrato (cada reclamación, disputa o controversia, una “Reclamación Cubierta”), deberá ser sometida, oída y resuelta exclusivamente en la “Court of Chancery” del Estado de Delaware y en los tribunales de apelación que allí correspondan (la “Chancery Court”), y no en cualquier otro fuero o jurisdicción; si bien, en el caso de que la Chancery Court no tuviese jurisdicción por razón de la materia en relación con una Reclamación Cubierta, esa reclamación deberá ser sometida, oída y resuelta exclusivamente en otro tribunal o corte, estatal o federal, ubicada en el Estado de Delaware y en los tribunales de apelación correspondientes a ese tribunal o corte que procedan (un “Tribunal de Delaware Diferente” o los “Otros Tribunales de Delaware”). Cada una de las Partes expresamente reconoce y acuerda que la Chancery Court de Delaware (o, si la Chancery Court de Delaware no tuviese jurisdicción por razón de la materia, un Tribunal de Delaware Diferente) es un fuero apropiado y conveniente para la resolución de cada una y todas las Reclamaciones Cubiertas, que no sufrirá indebidas dificultades o incomodidades por tener que litigar en ese fuero y que ese fuero es totalmente competente y jurídicamente capaz de decidir cualquier Reclamación Cubierta, incluyendo las Reclamaciones Cubiertas sujetas a Derecho español. Cada Parte declara además que ha consentido a la jurisdicción de la Chancery Court (o, si la Chancery Court de Delaware no tuviese jurisdicción por razón de la materia, un Tribunal de Delaware Diferente) respecto a las Reclamaciones Cubiertas después de haber recibido asesoramiento adecuado y completo, por parte de asesores legales que esa misma Parte ha elegido, respecto de los procedimientos y normas aplicados por esos tribunales y no ha confiado en ninguna declaración realizada por cualquier otra parte o sus personas afiliadas o vinculadas, representantes o asesores en cuanto al contenido, ámbito o efecto de tales procedimientos y normas, y no sostendrá algo distinto de lo aquí manifestado en ningún procedimiento de ninguna jurisdicción.

(C)     Personal jurisdiction. Each of the Parties hereby irrevocably submits, for itself and in respect to his/her/its Affiliates (as this term is defined in the Transaction Agreement) and properties, generally and unconditionally, to the exclusive personal jurisdiction of the Chancery Court and Other Delaware Courts in respect of Covered Claims. The parties hereby consent to and grant any such Chancery Court and Other Delaware Courts jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner referred to in Section 5 below or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. In addition, Shareholder (i) consents to service of process upon him/her/it by mailing or delivering such service to its agent, Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington Delaware 19808, (the “Service Agent”), (ii) authorizes and directs the Service Agent to accept such service, and (iii) shall take all such action as may be necessary to continue such appointment in full force and effect or to appoint another agent so that it will at all times have an agent for service of process for the foregoing purposes in the State of Delaware.

(C)     Jurisdicción personal. Cada una de las Partes se somete irrevocablemente, respecto de si misma y de sus Afiliadas (“Affiliates”, según se define este término en el Contrato de Compraventa) y patrimonio, general e incondicionadamente, a la jurisdicción personal y exclusiva de la Chancery Court y los Otros Tribunales de Delaware respecto de las Reclamaciones Cubiertas. Las partes consienten y otorgan jurisdicción a la Chancery Court y los Otros Tribunales de Delaware sobre las personas antes referidas y, en la medida de lo admitido en derecho, sobre la materia de esas disputas y acuerdan que la notificación de cualquier demanda y demás documentación en la forma establecida en la Cláusula 5 siguiente o en cualquier otro modo admitido en derecho será válido y suficiente como notificación. Adicionalmente, el Accionista (i) consiente que la notificación de cualquier demanda y cualquier notificación relativa a un proceso le sea realizada mediante envío por correo o entrega de esa demanda y notificaciones a su agente, Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington Delaware 19808, (el “Agente de Notificación”), (ii) autoriza e instruye al Agente de Notificación para aceptar todas esas notificaciones y (iii) deberá llevar a cabo todas las actuaciones necesarias para mantener la designación del Agente de Notificación en pleno vigor y efecto o designar otro agente de forma que en todo momento tenga un agente de notificación en el Estado de Delaware a los efectos antes establecidos.

(D)     Covenants. Each of the Parties hereby irrevocably waives, and agrees not to attempt to assert or assert, by way of motion or other request for leave from the Chancery Court (or, if the Delaware Chancery Court lacks subject matter jurisdiction, an Other Delaware Court), or as a defense, counterclaim or otherwise, in any action involving a Covered Claim, (a) the defense of sovereign immunity, or the defense that any Covered Claim or remedy with respect thereto is within the exclusive jurisdiction of a court outside the State of Delaware, (b) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 4, (c) that such Party or his/her/its Affiliates (as this term is defined in the Transaction Agreement) or property is exempt or immune from jurisdiction of any such courts or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by applicable law that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, including on the basis that the suit, action or proceeding is governed under the laws of the Kingdom of Spain, (ii) the suit, action or proceeding is not maintainable in such court, (iii) the venue of such suit, action or proceeding is improper or inappropriate and (iv) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Parties further hereby irrevocably waives, and agrees not to attempt to assert, by way of motion or other request in any other court of other forum, that a judgment entered by the Chancery Court or any Other Delaware Court, including a judgment for specific performance, is not enforceable in such other court or forum, whether in the United States of America, the Kingdom of Spain or elsewhere. The Parties agree that a final judgment in respect of any Covered Claim of the Delaware Chancery Court (or any Other Delaware Court) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(D)     Obligaciones. Cada una de las Partes renuncia irrevocablemente a alegar u oponer, y acuerda no alegar u oponer ni intentar alegar u oponer, como declinatoria ante la Chancery Court (o, si la Chancery Court de Delaware no tuviese jurisdicción por razón de la materia, un Tribunal de Delaware Diferente), o como defensa, reconvención o de otro modo, en ninguna acción relativa a una Reclamación Cubierta, (a) una defensa o excepción de inmunidad soberana, o una defensa o excepción según la cual cualquier Reclamación Cubierta o cualquier remedio en relación con una Reclamación Cubierta está dentro de la jurisdicción exclusiva de un tribunal situado fuera del Estado de Delaware, (b) cualquier pretensión o argumentación de que la Parte no está sometida a la jurisdicción de los tribunales antes referidos por cualquier motivo distinto a la falta de notificación del proceso conforme a lo establecido en esta Cláusula 4, (c) que esa Parte o sus Afiliadas (“Affiliates”, según se define este término en el Contrato de Compraventa) o patrimonio está exento o es inmune a la jurisdicción de los tribunales antes referidos o a los procedimientos legales comenzados en esos tribunales (sea por notificación de procedimiento, embargo previo al fallo, embargo para ayudar a la ejecución del fallo, ejecución de fallo o de otro modo), y (d) con el carácter más amplio posible conforme al derecho aplicable, que (i) la demanda, acción o procedimiento en tal tribunal ha sido presentada en un fuero inapropiado, incluyendo sobre la base de que la demanda, acción o procedimiento está regida por el derecho del Reino de España; (ii) la demanda, acción o procedimiento no puede ser mantenida, presentada o procesada en ese tribunal, (iii) el foro de tal demanda, acción o procedimiento es inadecuado o inapropiado y (iv) este Contrato, o su materia y objeto, no puede ser hecho cumplir o ejecutado por esos tribunales. Cada una de las Partes, además, renuncia irrevocablemente a alegar u oponer, y acuerda no alegar u oponer ni intentar alegar u oponer, como declinatoria o de cualquier otro modo ante cualquier tribunal, que un fallo del Chancery Court o de cualquier Tribunal de Delaware Diferente, incluyendo un fallo exigiendo el cumplimiento específico, no es exigible en tal otro tribunal, sea en los Estados Unidos de América, en el Reino de España o en otro lugar. Las Partes acuerdan que una sentencia definitiva de la Chancery Court de Delaware (u Otros Tribunales de Delaware) respecto de una Reclamación Cubierta resolverá definitivamente la Reclamación Cubierta y será ejecutable en otras jurisdicciones mediante ejecución de la sentencia o de cualquier otro modo admitido en derecho.

(E)      Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.

(E)      Renuncia a Jurado. CADA PARTE RECONOCE Y ACUERDA QUE CUALQUIER CONTROVERSIA QUE PUDIESE SURGIR EN RELACIÓN CON ESTE CONTRATO PROBABLEMENTE IMPLICARÁ ASUNTOS COMPLEJOS Y DIFÍCILES Y, EN CONSECUENCIA, CADA PARTE RENUNCIA IRREVOCABLE E INCONDICIONADAMENTE A CUALQUIER DERECHO QUE PUDIESE TENER ESA PARTE A JUICIO CON JURADO EN RELACIÓN CON CUALQUIER LITIGIO QUE DIRECTA INDIRECTAMENTE SURJA O GUARDE RELACIÓN CON ESTE CONTRATO O LAS OPERACIONES EN ÉL CONTEMPLADAS. CADA PARTE CERTIFICA Y RECONOCE QUE (i) NINGÚN REPRESENTANTE, AGENTE O ABOGADO DE CUALQUIER OTRA PARTE LE HA MANIFESTADO, EXPRESAMENTE O DE OTRO MODO, QUE TAL OTRA PARTE NO EXIGIRÁ EL CUMPLIMIENTO CON ESTA RENUNCIA EN CASO DE LITIGIO, (ii) CADA PARTE COMPRENDE Y HA CONSIDERADO LAS IMPLICACIONES DE ESTA RENUNCIA, (iii) CADA PARTE OTORGA ESTA RENUNCIA VOLUNTARIAMENTE, y (iv) CADA PARTE HA SIDO INDUCIDA A SUSCRIBIR ESTE CONTRATO POR, ENTRE OTRAS COSAS, LAS MUTUAS RENUNCIAS Y CERTIFICACIONES CONTENIDAS EN ESTA CLÁUSULA 4.

5. NOTICES

5.        COMUNICACIONES

Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in English, in writing and shall be deemed given if delivered personally, by telecopy (which transmission is confirmed electronically) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

Excepto por las comunicaciones que conforme a los términos de este Contrato deban ser realizadas oralmente, todas las notificaciones, peticiones, solicitudes y otras comunicaciones relativas a este Contrato deberán realizarse en inglés, por escrito y se entenderán realizadas si son efectuadas personalmente, por fax/telecopia (cuya transmisión sea confirmada electrónicamente) o por mensajero urgente (facilitando prueba de entrega) a las Partes en las siguientes direcciones (o en tal otra dirección para una Parte que sea comunicada por ésta a las otras conforme a lo aquí previsto):

(A)    if to Talecris, to:

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
P.O. Box 110526
4101 Research Commons
79 T.W. Alexander Drive
Research Triangle Park, North Carolina 27709
Fax: +1 919 287 2807
Attention:   John F. Gaither, Jr.
                 Executive Vice President, General Counsel
                 & Corporate Secretary

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Fax: +1 212.403.2343
Attention:    Mark Gordon

and

Uría Menéndez
Príncipe de Vergara, 187
Plaza de Rodrigo Uría
28002 Madrid
Fax: +34.91.586.04.71
Attention:    Juan Miguel Goenechea / Javier Illescas

(A)    las comunicaciones a Talecris a:

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
P.O. Box 110526
4101 Research Commons
79 T.W. Alexander Drive
Research Triangle Park, North Carolina 27709
Fax: +1 919 287 2807
Attention:   John F. Gaither, Jr.
                 Executive Vice President, General Counsel
                 & Corporate Secretary

con copia a:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Fax: +1 212.403.2343
Attention:    Mark Gordon

y

Uría Menéndez
Príncipe de Vergara, 187
Plaza de Rodrigo Uría
28002 Madrid
Fax: +34.91.586.04.71
Attention:    Juan Miguel Goenechea / Javier Illescas

and (B) if to Shareholder, to the address set forth next to the Shareholder’s name on Annex 1.	y (B) las comunicaciones al Accionista, a la dirección indicada junto al nombre del Accionista en el Anexo 1.

Rest of page intentionally left blank. Signature page follows on next page.	El resto de la página se ha dejado en blanco intencionadamente. Página de firmas a continuación.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, in 2 authentic versions, all to the same and one effect, in the place and as at the date first written above.	COMO EXPRESIÓN DE SU CONSENTIMIENTO, las Partes suscriben este Contrato en el lugar y la fecha indicados en el encabezamiento en 2 ejemplares a un solo efecto.
TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. By /s/ Lawrence D.Stern Name: Lawrence D.Stern Title: Chairman and Chief Executive Officer	TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. P.p. /s/ Lawrence D.Stern Nombre: Lawrence D.Stern Cargo: Presidente y Consejero Delegado
Deria, S.A. By /s/ Víctor Grifols Roura Víctor Grifols Roura Title: Authroized Proxy	Deria, S.A. P.p. /s/ Víctor Grifols Roura Víctor Grifols Roura Cargo: Apoderado

Signature page of Voting Agreement between TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. and Deria, S.A. dated 6 June 2010.	Página de firmas del Contrato de Compromisos Relativos al Voto entre TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. y Deria, S.A. de fecha 6 de junio de 2010.

Annex 1 / Anexo 1
Shareholder and shares in Grifols / Accionista y acciones de Grifols

Shareholder / Accionista	Deria, S.A.
Identification / Identificación

a Spanish company, with address for these purposes at Jesús y María, 6, 08022, Barcelona and Spanish tax identification number A-58205105.

sociedad española, con domicilio a estos efectos en Jesús y María, 6, 08022, Barcelona, y número de identificacion fiscal A-58205105.

Number of shares in Grifols held by the Shareholder / Número de acciones de Grifols propiedad del Accionista	18,706,988
Percentage over the share capital of Grifols represented by the shares in Grifols held by the Shareholder / Porcentaje del capital social de Grifols que representan las acciones de Grifols propiedad del Accionista	8,78%

*   *   *

Annex 2 / Anexo 2
By-laws Amendment / Modificación Estatutaria

DRAFT OF PROVISIONS TO BE INCLUDED IN GIANT BY-LAWS PROVIDING FOR THE NON-VOTING SHARES [1]	BORRADOR DE DISPOSICIONES SOBRE ACCIONES SIN VOTO A INCLUIR EN LOS ESTATUTOS DE GIANT[1]
Article 6º.- Share Capital	Artículo 6º.- Capital social
1. Shares. The share capital of the Company is [●] euros, represented by [●] shares, fully subscribed and paid-up, pertaining to two separate classes:	1. Acciones. El capital de la Sociedad es de [●] euros, representado por [●] acciones, íntegramente suscritas y desembolsadas, pertenecientes a dos clases distintas:

1.1.    The Class “A” comprises 213.064.899 shares having a nominal value of 0.50 euros each, all of which belong to the same class and series, and being the ordinary shares of the Company (the “Class A Shares”); and

1.1.    213.064.899 acciones pertenecientes a la Clase “A”, de 0,50 euros de valor nominal cada una, pertenecientes a la misma clase y serie, y que son las acciones ordinarias de la Sociedad (las “Acciones Clase A”); y

1.2.    The Class “B” comprises [●] shares having a nominal value of 0.50 euros each, all of which belong to the same class and series and being non-voting shares of the Company with the preferential rights set forth in Article 6º Bis of these By-Laws (the “Class B Shares” and, together with the Class A Shares, the “shares”).

1.2.    [●] acciones pertenecientes a la Clase “B”, de 0,50 euros de valor nominal cada una, pertenecientes a la misma clase y serie, y que son acciones sin voto de la Sociedad con los derechos preferentes establecidos en el Artículo 6º Bis de estos estatutos (las “Acciones Clase B” y, conjuntamente con las Acciones Clase A, las “acciones”).

2.        Form of Representation. The shares are represented in book-entry form and are governed by the Securities Market Law [Ley del Mercado de Valores] and such other provisions as may be applicable. The book-entry registry shall be maintained by the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (Iberclear) and its participant entities.

2.        Representación. Las acciones están representadas por medio de anotaciones en cuenta y se rigen por la Ley del Mercado de Valores y demás disposiciones que les sean aplicables. La llevanza del registro contable de anotaciones en cuenta corresponderá a la Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (Iberclear) y a sus entidades participantes.

Article 6º Bis.- Terms and conditions of the Class B Shares	Artículo 6ºBis.- Términos y condiciones de las Acciones Clase B
1. General	1. General

The Class B Shares shall be treated in all respects as being identical to the Class A Shares, and not be subject to discriminatory treatment relative to the Class A Shares, except that the Class B Shares (A) are not entitled to voting rights; and (B) have the preferred dividend, liquidation preference and other rights set forth in this Article 6 Bis.

Las Acciones Clase B deberán ser tratadas en todos los aspectos como idénticas a las Acciones Clase A, y no serán sometidas a un trato discriminatorio respecto de las Acciones Clase A, si bien, como excepción a lo anterior, las Acciones Clase B (A) no tienen derecho de voto; y (B) tienen el derecho al dividendo preferente, el derecho a la cuota de liquidación preferente y los otros derechos establecidos en este Artículo 6 Bis.

2. Preferred Dividends	2. Dividendo preferente

2.1.    Calculation. Each Class B Share entitles its holder to receive a minimum annual preferred dividend out of the distributable profits for each year at the end of which it is still in issue (the “Preferred Dividend” and, each fiscal year in respect of which the Preferred Dividend is calculated, a “Calculation Period”) equal to 0.01 euros per Class B Share.

2.1.    Cálculo. Cada Acción Clase B da derecho a su titular a recibir un dividendo preferente mínimo anual con cargo a los beneficios distribuibles de cada ejercicio a cuya finalización la Acción Clase B permanezca emitida (el “Dividendo Preferente” y cada ejercicio respecto del que el Dividendo Preferente se calcula, un “Periodo de Cálculo”) igual a 0,01 euros por Acción Clase B.

2.2.    Preference. The Company shall pay the Preferred Dividend on the Class B Shares for a Calculation Period before any dividend out of distributable profits obtained by the Company during such Calculation Period is paid on the Class A Shares.

2.2.    Preferencia. La Sociedad está obligada a acordar el reparto del Dividendo Preferente correspondiente a un Periodo de Cálculo y a pagarlo a los titulares de las Acciones Clase B antes de pagar dividendo alguno a los titulares de las Acciones Clase A con cargo a los beneficios distribuibles obtenidos por la Sociedad en dicho Periodo de Cálculo.

[1]Final form to conform to the final Parent By-Laws Amendment (as defined in the Transaction Agreement) submitted to Grifols shareholders for approval.

2.3.    Accrual. Payment. Non-cumulative nature.

(A)     The Preferred Dividend on all the Class B Shares in issue at the end of a Calculation Period shall be paid by the Company to the holders of the Class B Shares within the nine months following the end of such Calculation Period, in the amount such aggregate Preferred Dividend does not exceed the distributable profits obtained by the Company during such Calculation Period.

2.3.    Devengo. Pago. Carácter no acumulativo.

(A)     El Dividendo Preferente correspondiente a todas las Acciones Clase B que estuviesen emitidas a la finalización de un Periodo de Cálculo deberá pagarse por la Sociedad a los titulares de las Acciones Clase B dentro de los nueve meses siguientes a la finalización de dicho Periodo de Cálculo, en la cuantía en que el importe agregado de dicho Dividendo Preferente para las Acciones Clase B no exceda del importe de los beneficios distribuibles obtenidos por la Sociedad en dicho Periodo de Cálculo.

(B)      If during a Calculation Period the Company has not obtained sufficient distributable profits to pay in full, out of distributable profits obtained by the Company during such Calculation Period, the Preferred Dividend on all the Class B Shares in issue for such Calculation Period, the part of the aggregate Preferred Dividend that exceeds the distributable profits obtained by the Company during such Calculation Period shall not be paid and not accumulated as dividend payable in the future.

(B)      Si en un Periodo de Cálculo la Sociedad no hubiese obtenido beneficios distribuibles suficientes para el completo pago, con cargo a los beneficios distribuibles obtenidos por la Sociedad en ese Periodo de Cálculo, del Dividendo Preferente de todas las Acciones Clase B que estuviesen emitidas a la finalización de ese Periodo de Cálculo, la parte del importe agregado de dicho Dividendo Preferente para las Acciones Clase B que exceda de los beneficios distribuibles obtenidos por la Sociedad durante ese Periodo de Cálculo no se pagará ni se acumulará como dividendo pagadero en el futuro.

2.4.    Voting rights in case of non-payment of the Preferred Dividend. Lack of payment, total or partial, of the Preferred Dividend during a Calculation Period due to the Company not having obtained sufficient distributable profits to pay in full the Preferred Dividend for such Calculation Period, shall not cause the Class B Shares to recover any voting rights.

2.4.    Derechos de voto en caso de falta de pago del Dividendo Preferente. La falta de pago, total o parcial, del Dividendo Preferente en un Periodo de Cálculo debido a la no obtención por la Sociedad de beneficios distribuibles suficientes para el completo pago del Dividendo Preferente de ese Periodo de Cálculo, no supondrá la recuperación del derecho de voto para las Acciones Clase B.

3. Other Dividends	3. Otros dividendos y repartos

3.1.    Each Class B Share entitles its holder to receive, in addition to the Preferred Dividend, the same dividends and other distributions (in each case, whether in cash, securities of the Company or any of its subsidiaries, or any other securities, assets or rights) as one Class A Share and, therefore, each Class B Share shall be treated as one Class A Share for purposes of any dividends and other distributions made on Class A Shares, including as to the timing of the declaration and payment of any such dividend or distribution.

3.1.    Cada Acción Clase B da derecho a su titular a recibir, además del Dividendo Preferente, los mismos dividendos y otros repartos o distribuciones (con independencia de si esos dividendos, repartos o distribuciones se satisfacen en dinero, valores de la Sociedad o de cualquiera de sus filiales, o cualesquiera otros valores, bienes o derechos) que una Acción Clase A y, en consecuencia, cada Acción Clase B deberá ser tratada como una Acción Clase A en relación con cualesquiera dividendos y otras repartos o distribuciones satisfechas a titulares de Acciones Clase A, incluyendo en lo relativo a la fecha de declaración y pago de tales dividendos, repartos o distribuciones.

4. Redemption rights	4. Derecho de rescate

4.1.    Redemption event. Each Class B Share entitles its holder to have it redeemed as set forth in this section 4 if a tender offer for all or part of the shares in the Company is made and settled (in whole or in part) except if holders of Class B Shares have been entitled to participate in such offer and have their shares acquired in such offer equally and on the same terms as holders of Class A Shares (including, without limitation, for the same consideration) (each such a tender offer, a “Redemption Event”).

4.1.       Supuesto de rescate. Cada Acción Clase B da derecho a su titular a obtener su rescate conforme a lo establecido en este apartado 4 en caso de que (cada oferta que cumpla lo que sigue, un “Supuesto de Rescate”) se formulase y liquidase (en todo o en parte) una oferta pública de adquisición por la totalidad o parte de las acciones de la Sociedad excepto si los titulares de Acciones Clase B hubiesen tenido derecho a participar en esa oferta y a que sus acciones fuesen adquiridas en esa oferta de la misma forma y en los mismos términos que los titulares de Acciones Clase A (incluyendo, sin limitación, por la misma contraprestación).

4.2.    Maximum number of shares of Class B Shares to be redeemed in a given Redemption Event. Notwithstanding the foregoing, Class B Shares redeemed following a given Redemption Event shall not represent a percentage over the total Class B Shares in issue at the time the tender offer causing that Redemption Event is made in excess of the percentage that the sum of Class A Shares (i) to which the offer causing the Redemption Event is addressed; (ii) held by the offerors in that offer; and (iii) held by persons acting in concert with the offerors or by persons having reached an agreement relating to the offer with the offerors represent over the total Class A Shares in issue at the time the tender offer causing that Redemption Event is made.

In the event that due to the application of the limit referred above not all Class B Shares in respect of which the redemption right has been exercised in connection with a Redemption Event may be redeemed, the Class B Shares of each holder to be redeemed shall be reduced relative to the number of Class B Shares in respect of which such holder has exercised the redemption rights so that the above referred limit is not exceeded.

4.2.       Máximo porcentaje de Acciones Clase B rescatadas ante un Supuesto de Rescate. No obstante lo anterior, las Acciones Clase B rescatadas como consecuencia de un determinado Supuesto de Rescate no podrán representar respecto del total de Acciones Clase B en circulación al tiempo de formularse la oferta pública de adquisición que dé lugar a ese Supuesto de Rescate de que se trate un porcentaje superior a ese que la suma de las Acciones Clase A (i) a que se dirija la oferta que dé lugar a ese Supuesto de Rescate, (ii) de que sean titulares los oferentes en esa oferta y (iii) de que sean titulares las personas que actúen en concierto con los oferentes o las personas que hayan alcanzado con los oferentes algún acuerdo relativo a la oferta represente respecto del total de Acciones Clase A en circulación al tiempo de formularse la oferta pública de adquisición que dé lugar a ese Supuesto de Rescate.

En caso de que por aplicación del límite antes referido no pueda atenderse el rescate de todas las Acciones Clase B respecto de las que en ese Supuesto de Rescate se haya ejercitado el derecho de rescate, se reducirán las Acciones Clase B a rescatar de cada titular de Acciones Clase B en proporción al número de Acciones Clase B respecto de las que haya ejercido el derecho de rescate de forma que no se exceda el referido límite.

4.3. Redemption process. Upon the occurrence of a Redemption Event,	4.3. Proceso de rescate. En caso de que se produzca un Supuesto de Rescate,

(A)          Announcement: The Company shall, for informational purposes only and within 10 days of the date on which a Redemption Event occurs, publish in the Commercial Registry Gazette, the Spanish Stock Exchanges Gazettes and in at least two of the newspapers with widest circulation in Barcelona an announcement informing the holders of Class B Shares of the occurrence of a Redemption Event and the process for the exercise of the redemption right in connection with such Redemption Event.

(A)          Anuncio: La Sociedad deberá, a efectos informativos y en el plazo de 10 días desde que tenga lugar un Supuesto de Rescate, publicar en el Boletín Oficial del Registro Mercantil, los Boletines de las Bolsas de Valores españolas y en al menos dos de los diarios de mayor circulación de Barcelona un anuncio informando a los titulares de las Acciones Clase B de la ocurrencia de un Supuesto de Rescate y del proceso para el ejercicio del derecho de rescate en relación con ese Supuesto de Rescate.

(B)           Exercise by holders: Each holder of Class B Shares shall be entitled to exercise its redemption right for 2 months from the first date of settlement of the offer causing the Redemption Event by notifying their decision to the Company. The Company shall ensure that the notification of exercise of the redemption right may be made through the systems of the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (Iberclear).

(B)           Ejercicio por los titulares: Cada titular de Acciones Clase B podrá ejercitar su derecho de rescate durante dos meses desde la primera fecha de liquidación de la oferta que dé lugar al Supuesto de Rescate mediante comunicación a la Sociedad. La Sociedad deberá asegurarse que la comunicación de ejercicio del derecho de rescate pueda realizarse a través de los sistemas de la Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (Iberclear).

(C)           Price: The redemption price to be paid by the Company for each Class B Share for which the redemption right has been exercise shall be the sum of (i) the amount in euros of the highest consideration paid in the offer causing the Redemption Event plus (ii) interest on the amount referred to in (i), from the date the offer causing the Redemption Event is first settled until the date of full payment of the redemption price, at a rate equal to 1-year Euribor plus 300 basis points.

(C)           Precio: El precio de rescate que deberá ser pagado por la Sociedad por cada Acción Clase B respecto de la que se haya ejercido el derecho de rescate será igual a la suma de (i) un importe en euros igual a la contraprestación más alta pagada en la oferta que dé lugar al Supuesto de Rescate y (ii) intereses sobre el importe referido en (i) desde la primera fecha de liquidación de la oferta que dé lugar al Supuesto de Rescate hasta la fecha de completo pago del precio de rescate a un tipo igual a Euribor a un año más 300 puntos básicos.

For purposes of the previous paragraph, the amount in euros corresponding to any non-cash consideration paid in the offer causing the Redemption Event shall be the market value of such non-cash consideration as at the date the offer causing the Redemption Event is first settled. The calculation of such market value shall be supported by at least two independent experts designated by the Company from auditing firms of international repute.

A efectos del párrafo anterior, se considerará, como importe en euros respecto a cualquier contraprestación no dineraria satisfecha en la oferta que dé lugar al Supuesto de Rescate, su valor de mercado por referencia a la fecha de primera liquidación de la oferta que dé lugar al Supuesto de Rescate. El cálculo de ese valor de mercado deberá ser soportado por al menos dos expertos independientes designados por la Sociedad de entre firmas de auditoría de prestigio internacional.

(D)           Formalization of the Redemption. The Company shall, within 40 days of the date on which the period for notification of the exercise of redemption rights following a Redemption Event occurs, take all the necessary actions to (a) effectively pay the redemption price for the Class B Shares in respect of which the redemption right has been exercised and complete the capital reduction required for the redemption; and (b) reflect the amendment to Article 6 of these By-Laws deriving from the redemption. In this respect, the Directors of the Company are hereby authorized and obligated to take all such actions, including (a) completing the capital reduction required for the redemption; (b) the granting of the relevant public deeds and registration with the Commercial Registry of the changes in Article 6 of these By-Laws deriving from the redemption of Class B Shares; (c) the formalization of the amendment of the book-entries in the book-entry registry; (d) and the making of the relevant filings and requests with any other persons, including the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (Iberclear), the Spanish Stock Exchanges, the Spanish Securities Exchange Commission and the Commercial Registry.

(D)          Formalización del Rescate. La Sociedad deberá, en el plazo de 40 días desde finalice el período para la notificación del ejercicio del derecho de rescate tras un Supuesto de Rescate, llevar a cabo todas las acciones necesarias para (a) pagar el precio de rescate correspondiente a las Acciones Clase B respecto de las que se haya ejercido el derecho de rescate y para llevar a cabo la reducción de capital necesaria para el rescate; y (b) reflejar la modificación del Artículo 6 de estos estatutos derivada del rescate. En este sentido, los administradores de la Sociedad quedan autorizados y obligados a adoptar todas aquellas actuaciones, incluyendo (a) llevar a cabo y consumar la reducción de capital necesaria para el rescate; (b) el otorgamiento e inscripción en el Registro Mercantil de las escrituras públicas en que se reflejen las modificaciones del Artículo 6 de estos estatutos derivadas del rescate de las Acciones Clase B; (c) la formalización de la modificación de las anotaciones en cuenta ante las entidades encargadas del registro contable; (d) la realización de las pertinentes solicitudes e instancias ante cualesquiera otras personas, incluyendo la Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (Iberclear), las Bolsas de Valores españolas y la Comisión Nacional del Mercado de Valores y el Registro Mercantil.

4.4.    Effect on Dividends. After a Redemption Event occurs and until the redemption price for the Class B Shares in respect of which the redemption right has been exercised has been paid in full, the Company shall not be able to declare or pay any dividends nor any other distributions to its shareholders (in each case, whether in cash, securities of the Company or any of its subsidiaries, or any other securities, assets or properties).

4.4.       Efecto en dividendos. Desde el acaecimiento de un Supuesto de Rescate hasta que el precio de rescate de las Acciones Clase B respecto de las que se haya ejercido el derecho de rescate quede íntegramente satisfecho, la Sociedad no podrá satisfacer dividendo, reparto o distribución alguna a sus accionistas (con independencia de si esos dividendos, repartos o distribuciones se satisfacen en dinero, valores de la Sociedad o de cualquiera de sus filiales, o cualesquiera otros valores, bienes o derechos).

5. Preferential liquidation rights	5. Derecho de liquidación preferente

5.1.      Each Class B Share entitles its holder to receive, upon the winding-up and liquidation of the Company, an amount (the “Liquidation Preference”) equal to the sum of (i) the nominal value of such Class B Share, and (ii) the share premium paid up for such Class B Share when it was subscribed for.

5.1.      Cada Acción Clase B da derecho a su titular a recibir, en caso de disolución y liquidación de la Sociedad, una cantidad (la “Cuota de Liquidación Preferente”) igual a la suma de (i) el valor nominal de la Acción Clase B, y (ii) la prima de emisión desembolsada para la emisión de esa Acción Clase B.

5.2. The Company shall pay the Liquidation Preference on the Class B Shares before any amount on account of liquidation is paid on the Class A Shares.	5.2. La Sociedad pagará la Cuota de Liquidación Preferente a las Acciones Clase B antes de pagar importe alguno a los titulares de las Acciones Clase A como cuota de liquidación.
5.3. Each Class B Share entitles its holder to receive, in addition to the Liquidation Preference, the same amount on account of liquidation as one Class A Share.	5.3. Cada Acción Clase B da derecho a su titular a recibir, además de la Cuota de Liquidación Preferente, la misma cuota de liquidación que se satisfaga respecto de una Acción Clase A.
6. Other rights	6. Otros derechos

6.1.    Subscription rights.

Each Class B Share entitles its holder to the same rights (including preferential subscription right (derecho de suscripción preferente), and the free allotment right (derecho de asignación gratuita)) as one Class A share in connection with any issuance, granting or sale of (i) any shares in the Company, (ii) any rights or other securities exercisable for or exchangeable or convertible into shares in the Company or (iii) any options, warrants or other instruments giving the right to the holder thereof to purchase, convert, subscribe or otherwise receive any securities in the Company.

6.1.      Derechos de suscripción.

Cada Acción Clase B atribuye a su titular los mismos derechos (incluyendo el derecho de suscripción preferente y el derecho de asignación gratuita) que una Acción Clase A en relación con cualquier emisión, otorgamiento o entrega de (i) cualesquiera acciones en la Sociedad, (ii) cualesquiera derechos u otros valores que den derecho a adquirir acciones de la Sociedad o que sean canjeables o convertibles en acciones en la Sociedad o (iii) cualesquiera opciones, warrants u otros instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir cualesquiera valores de la Sociedad.

As exceptions to the foregoing,

(A)     the preferential subscription right and the free allotment right of the Class B Shares shall be only over new Class B Shares, and the preferential subscription right and the free allotment right of a Class A Share shall be only over new Class A Shares in each capital increase which meets the following three requirements (i) entail the issuance of Class A Shares and Class B Shares in the same proportion as Class A Shares and Class B Shares represent over the share capital of the Company at the time the resolution on the capital increase is passed; (ii) grants preferential subscription rights or free allotment rights, as applicable, to the Class B Shares over the Class B Shares being issued in the capital increase in the same terms as preferential subscription rights or free allotment rights, as applicable, are granted to the Class A Shares over the Class A Shares being issued in the capital increase; and (iii) in which no other shares or securities are issued; and

Como excepción,

(A)          el derecho de suscripción preferente y de asignación gratuita de las Acciones Clase B tendrá sólo por objeto Acciones Clase B, y el derecho de suscripción preferente y de asignación gratuita de las Acciones Clase A tendrá sólo por objeto Acciones Clase A en todo aumento que cumpla los siguientes tres requisitos (i) que suponga la emisión de Acciones Clase A y Acciones Clase B en la misma proporción que las Acciones Clase A y Acciones Clase B representen sobre el capital social de la Sociedad al tiempo de acordarse el aumento; (ii) que reconozca a las Acciones Clase B un derecho de suscripción preferente o de asignación gratuita, según corresponda, sobre las Acciones Clase B a emitir en ese aumento en términos iguales a aquellos en que se reconozca a las Acciones Clase A un derecho de suscripción preferente o de asignación gratuita, según corresponda, sobre las Acciones Clase A a emitir en ese aumento y (iii) en el que no se emitan otras acciones o valores; y

(B)      likewise, the preferential subscription right and the free allotment right of a Class B Share shall be only over instruments giving the right to purchase, convert, subscribe or otherwise receive Class B Shares and the preferential subscription right and the free allotment right of a Class A Share shall be only over instruments giving the right to purchase, convert, subscribe or otherwise receive Class A Shares in each issuance which meets the following three requirements (i) entail the issuance of instruments giving the right to purchase, convert, subscribe or otherwise receive Class A Shares and instruments giving the right to purchase, convert, subscribe or otherwise receive Class B Shares in the same proportion as Class A Shares and Class B Shares represent over the share capital of the Company at the time the resolution on the capital increase is passed; (ii) grants preferential subscription rights or free allotment rights, as applicable, to the Class B Shares over the instruments giving the right to purchase, convert, subscribe or otherwise receive Class B Shares being issued in such issuance in the same terms as preferential subscription rights or free allotment rights, as applicable, are granted to the Class A Shares over the instruments giving the right to purchase, convert, subscribe or otherwise receive Class A Shares being issued in such issuance; and (iii) in which no other shares or securities are issued.

(B)           del mismo modo, el derecho de suscripción preferente y de asignación gratuita de las Acciones Clase B tendrá sólo por objeto instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir Acciones Clase B, y el derecho de suscripción preferente y de asignación gratuita de las Acciones Clase A tendrá sólo por objeto instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir Acciones Clase A en toda emisión que cumpla los siguientes tres requisitos (i) que suponga la emisión de instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir Acciones Clase A e instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir Acciones Clase B en la misma proporción que las Acciones Clase A y Acciones Clase B representen sobre el capital social de la Sociedad al tiempo de acordarse el aumento; (ii) que reconozca a las Acciones Clase B un derecho de suscripción preferente o de asignación gratuita, según corresponda, sobre los instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir las Acciones Clase B a emitir en esa emisión en términos iguales a aquellos en que se reconozca a las Acciones Clase A un derecho de suscripción preferente o de asignación gratuita, según corresponda, sobre los instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir las Acciones Clase A a emitir en esa emisión; y (iii) en la que no se emitan otras acciones o valores.

6.2.    Separate vote at the general shareholders meeting on Extraordinary Matters. Without prejudice and in addition to the rights provided in Article 92.3 of the Public Companies Law [Ley de Sociedades Anónimas], but also in order to protect Class B Shares, resolutions of the Company on the following matters (the “Extraordinary Matters”) will require, in addition to the resolution being approved pursuant to Article 17 of these By-Laws, the approval of a majority of Class B Shares then in issue:

6.2.      Voto separado en la junta general de accionistas respecto de Materias Extraordinarias. Sin perjuicio de lo dispuesto en el artículo 92.3 de la Ley de Sociedades Anónimas y de forma adicional, pero también para proteger los derechos de las Acciones Clase B, los acuerdos de la Sociedad sobre las siguientes materias (las “Materias Extraordinarias”) requerirán, además de su aprobación conforme a lo dispuesto en el artículo 17 de estos estatutos, la aprobación de la mayoría de las Acciones Clase B entonces en circulación:

(A)     Any resolution (i) authorizing the Company or any subsidiary of the Company to repurchase or acquire any Class A Shares in the Company, except for pro rata repurchases available equally to holders of Class B Shares on the same terms and at the same price as offered to holders of Class A Shares (ii) approving the redemption of any shares in the Company and any share capital reductions (through repurchases, cancellation of shares or otherwise) other than (a) those redemptions mandatory by law and (b) those redemptions which affect equally Class A Shares and Class B Shares and in which each Class B is treated equally and on the same terms as one Class A Share in such transaction;

(A)          Cualquier acuerdo (i) que autorice a la Sociedad o a cualquiera de sus filiales a recomprar o adquirir cualesquiera Acciones Clase A de la Sociedad, excepto para recompras a pro rata que se ofrezcan a los titulares de las Acciones Clase B en los mismos términos y a un precio ofrecido igual que a los titulares de Acciones Clase A o (ii) que apruebe la amortización de acciones de la Sociedad y cualquier reducción de capital (a través de recompras, cancelación de acciones o de cualquier otra forma) distintas de (a) las amortizaciones obligatorias por ley y (b) las amortizaciones que afecten por igual a las Acciones Clase A y a las Acciones Clase B, y en las que se da a cada Acción Clase B el mismo trato y se le otorgan los mismos términos que a cada Acción Clase A;

(B)      Any resolution approving the issuance, granting or sale (or authorizing the Board of Directors of the Company to issue, grant or sell) (i) any shares in the Company, (ii) any rights or other securities exercisable for or exchangeable or convertible into shares in the Company or (iii) any options, warrants or other instruments giving the right to the holder thereof to purchase, convert, subscribe or otherwise receive any securities in the Company, except, for (i), (ii) and (iii), if (A) each Class B Share is treated equally as one Class A Share in the relevant issuance, grant or sale and, therefore, has preferential subscription or allotment rights in the relevant issuance, grant or sale to the same extent, if any, as a Class A Share or (B) if the issuance is made in accordance with section 6.1;

(B)           Cualquier acuerdo aprobando la emisión, otorgamiento o entrega (o autorizando al consejo de administración de la Sociedad para emitir, otorgar o entregar) (i) cualesquiera acciones en la Sociedad, (ii) cualesquiera derechos u otros valores que den derecho a adquirir acciones de la Sociedad o que sean canjeables o convertibles en acciones en la Sociedad o (iii) cualesquiera opciones, warrants u otros instrumentos que otorguen a su titular el derecho a adquirir, convertir, suscribir o de cualquier otra forma recibir cualesquiera valores de la Sociedad, excepto, en los casos (i), (ii) y (iii) anteriores, si (A) a cada Acción Clase B se le da el mismo trato en la correspondiente emisión, otorgamiento o entrega que a una Acción Clase A, y, por tanto, tiene, de haberlos, los mismos derechos de preferencia (de suscripción, de adjudicación preferente o de otro tipo) en la correspondiente emisión, otorgamiento o entrega que una Acción Clase A o (B) la emisión se hace conforme a lo establecido en el apartado 6.1 anterior;

(C)      Any resolution approving unconditionally or not (i) a transaction subject to Law 3/2009 (including, without limitation, a merger, split-off, cross-border redomiciliation or global assignment of assets and liabilities), except if in such transaction each Class B Share is treated equally as one Class A Share in all respects; or (ii) the dissolution or winding-up of the Company, except where such resolution is mandatory by law;

(C)           Cualquier acuerdo aprobando incondicionalmente o no (i) una operación sometida a la Ley 3/2009 (incluyendo, sin limitación, una fusión, escisión, cambio de domicilio al extranjero o cesión global de activo y pasivo), excepto si en dicha operación cada Acción Clase B es tratada de igual manera que una Acción Clase A en todos los aspectos; o (ii) la disolución o liquidación de la Sociedad, excepto cuando el acuerdo sea obligatorio por ley;

(D) Any resolution for the delisting from any stock exchange of any shares of the Company; and	(D) Cualquier acuerdo aprobando la exclusión de cualesquiera acciones de la Sociedad de cotización o negociación en cualquier bolsa de valores o mercado secundario; y

(E)      Generally, any resolution and any amendment of the Company’s By-Laws which directly or indirectly adversely affects the rights, preferences or privileges of the Class B Shares (including any resolution that adversely affects the Class B Shares relative to the Class A Shares or that positively affects the Class A Shares relative to the Class B Shares, or that affects the provisions in these By-laws relating to the Class B Shares).

(E) En general, cualquier acuerdo y cualquier modificación de los estatutos de la Sociedad que directa o indirectamente perjudique o afecte negativamente a los derechos, preferencias o privilegios de las Acciones Clase B (incluyendo cualquier acuerdo que perjudique o afecte negativamente a las Acciones Clase B en comparación con las Acciones Clase A o que beneficie o afecte positivamente a las Acciones Clase A en comparación con las Acciones Clase B, o que afecte a las disposiciones de estos estatutos relativas a las Acciones Clase B).

The general shareholders’ meeting has the power to decide on all matters assigned to it by the law or these By-laws and, in particular, without limitation to the foregoing, shall be the only corporate body or office entitled to decide on the matters considered “Extraordinary Matters” in this Article of the By-laws.

La junta general tiene competencia para decidir sobre todas las materias que le hayan sido atribuidas legal o estatutariamente y, en particular, a título enunciativo, será el único órgano social o cargo con competencia para decidir en las materias consideradas “Materias Extraordinarias” conforme a este artículo de estos estatutos.

6.3.    Other rights. The Class B Shares shall have the other rights provided for them in Articles 91.2 and 92 of the Public Companies Law [Ley de Sociedades Anónimas] and, except as set forth in this Article 6º Bis and in Articles 91.2 and 92 of the Public Companies Law [Ley de Sociedades Anónimas], each Class B Share entitles its holder to the same rights as one Class A Share (including the right to attend all general shareholders meetings of the Company, the right to information on the Company and the right to challenge resolutions of the Company).

6.3.      Otros derechos. Las Acciones Clase B tienen los demás derechos reconocidos en los artículos 91.2 y 92 de la Ley de Sociedades Anónimas y, salvo lo dispuesto en este Artículo 6º Bis y en los artículos 91.2 y 92 de la Ley de Sociedades Anónimas, cada Acción Clase B atribuye a su titular los mismos derechos que una Acción Clase A (incluyendo los derechos de asistencia a las juntas generales de accionistas de la Sociedad, de información sobre la Sociedad y de impugnación de acuerdos sociales).

Annex 3 / Anexo 3
List of Grifols’Shareholders with Grifols’ Shareholders Voting Agreements / Lista de Accionistas de Grifols con Contratos Relativos al Voto con los Accionistas de Grifols

Shareholder / Accionista                                                 Nr. Shares/Acciones                         %

Manel Jose Canivell Grifols                                               2.478.850                                               1,16%

Jordi Canivell Grifols                                                          2.478.845                                               1,16%

Mª Jose Canivell Grifols                                                    2.478.355                                                1,16%

Magdalena Canivell Grifols                                              2.477.645                                                1,16%

Mª Josefa Grifols Lucas                                                    2.986.092                                                1,40%

Rodellar Amsterdam Holding, B.V.                                  12.801.837                                             6,01%

Scranton Enterprises, B.V.                                                15.898.258                                             7,46%

Deria, S.A.                                                                           18.706.988                                              8,78%

Thorthol Holdings, B.V.                                                    15.042.766                                             7,06%

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